Exhibit 99.1

FIRST AMENDMENT AND ADDENDUM TO
CONTRIBUTION AND SALE AGREEMENT

THIS FIRST AMENDMENT AND ADDENDUM TO CONTRIBUTION AND SALE AGREEMENT (this “Amendment”) is made and entered into effective as of the 5th day of April, 2018 (the “Amendment Date”), by and between MINNITE FAMILY, LLC, a West Virginia limited liability company, BELPRE I, LLC, a West Virginia limited liability company, BELPRE II, LLC, a West Virginia limited liability company, BELPRE III, LLC, a West Virginia limited liability company, and BELPRE IV, LLC, a West Virginia limited liability company (hereinafter collectively “Seller”) and GMR BELPRE, LLC, a Delaware limited liability company (“Buyer”) (Seller and Buyer, collectively, the “Parties”).

RECITALS

A.           WHEREAS, the Parties are the parties to that certain Contribution and Sale Agreement, dated as of March 6, 2018 (the “Agreement”), whereby Seller has agreed to sell, and Buyer has agreed to buy, certain real property and improvements located in Belpre, Ohio, together with certain other rights and interests, all as more particularly set forth in the Agreement (all of which are called the “Property” in the Agreement).

B.           WHEREAS, the Parties have agreed to amend or supplement certain provisions of the Agreement and agreed to evidence such agreements in this Amendment.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably, conclusively, and forever acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.            Incorporation of Recitals/Capitalized Terms. Except as modified herein, all of the other terms, covenants and conditions of the Agreement are hereby ratified and affirmed and the same shall remain in full force and effect. From and as of the date of this Amendment, all references to the “Agreement” shall mean the Agreement as amended by this Amendment. Unless specifically defined herein, the capitalized terms used in this Amendment have the meanings defined in the Agreement.

2.            Inspection Period. Section 3.2 of the Agreement is hereby amended and supplemented effective April 5, 2018 at 5:00 P.M. (Pacific Time) as follows:

The “Inspection Period,” as used in the Agreement, shall be extended to the sooner of either (i) 5:00 p.m. (Pacific time) on Thursday, April 19, 2018 or (ii) resolution of all Title Objections pursuant to Section 3.3 for the sole and only purpose of resolution of any and all Title Objections. All other rights and obligations of the parties pursuant to the Agreement limited to or by the duration of the Inspection Period shall terminate April 5, 2018 at 5:00 P.M. (Pacific Time), except that i) the rights of Buyer to terminate the Agreement and obtain refund of the Deposit pursuant to Section 3.3 of the Agreement, as amended and supplemented hereby, shall remain in effect and ii) the obligation of Buyer to deliver the Additional Deposit pursuant to Section 2.1 of the Agreement shall be extended to a date within three (3) Business Days after the expiration of the Inspection Period as extended hereby, and iii) the deadlines for Closing and the performance of matters upon which Closing is conditioned shall be extended to coincide with this extension of the Inspection Period.

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3.            Title Objection Period. Section 3.3 of the Agreement is hereby amended by providing that the deadline for Buyer to provide its Title Objections and the subsequent expiration of Seller’s Title Cure Period shall be coterminous with the expiration of the Inspection Period set forth in Section 3.2 of the Agreement as amended and supplemented by this Amendment.

4.            Schedule 1. The Allocated Purchase Price attached as Schedule 1 to the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached to this Amendment.

5.            Full Force and Effect. The Agreement, as modified by this Amendment, shall constitute the entire agreement of the parties with respect to the subject matter of the Agreement. The Agreement, as modified by this Amendment, shall remain unchanged and continue in full force and effect. In the event of any conflict or discrepancy between the Agreement and this Amendment, the provisions of this Amendment shall control.

6.            Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. The signatures of the parties to this Amendment may be delivered by facsimile or as an attachment to an email (e.g., as a PDF file) and such delivery is effective delivery of such facsimile or email attachment.

7.            Binding Effect. This Amendment shall bind and inure to the benefit of not only the parties hereto, but also their successors and assigns.

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Signature page to
1st Amendment to
Contribution and Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Date.

SELLER:

BELPRE I, LLC,
a West Virginia limited liability company

By:	MINNITE FAMILY, LLC,
a West Virginia limited liability company,
Its Sole Member

	By:	/s/ Pat Minnite, Jr.
Pat Minnite, Jr.
Its: Manager

	By:	/s/ Karmyn M. Conley
Karmyn M. Conley
Its: Manager

	By:	/s/ Pat Minnite, III
Pat Minnite, III
Its: Manager

	By:	/s/ Jason R.Minnite
Jason R. Minnite
Its: Manager

S-1

Signature page to
1st Amendment to
Contribution and Sale Agreement

BELPRE II, LLC,
a West Virginia limited liability company

By:	MINNITE FAMILY, LLC,
a West Virginia limited liability company,
Its Sole Member

	By:	/s/ Pat Minnite, Jr.
Pat Minnite, Jr.
Its: Manager

	By:	/s/ Karmyn M. Conley
Karmyn M. Conley
Its: Manager

	By:	/s/ Pat Minnite, III
Pat Minnite, III
Its: Manager

	By:	/s/ Jason R.Minnite
Jason R. Minnite
Its: Manager

S-2

Signature page to
1st Amendment to
Contribution and Sale Agreement

BELPRE III, LLC,
a West Virginia limited liability company

By:	MINNITE FAMILY, LLC,
a West Virginia limited liability company,
Its Sole Member

	By:	/s/ Pat Minnite, Jr.
Pat Minnite, Jr.
Its: Manager

	By:	/s/ Karmyn M. Conley
Karmyn M. Conley
Its: Manager

	By:	/s/ Pat Minnite, III
Pat Minnite, III
Its: Manager

	By:	/s/ Jason R.Minnite
Jason R. Minnite
Its: Manager

S-3

Signature page to
1st Amendment to
Contribution and Sale Agreement

BELPRE IV, LLC,
a West Virginia limited liability company

By:	MINNITE FAMILY, LLC,
a West Virginia limited liability company,
Its Sole Member

	By:	/s/ Pat Minnite, Jr.
Pat Minnite, Jr.
Its: Manager

	By:	/s/ Karmyn M. Conley
Karmyn M. Conley
Its: Manager

	By:	/s/ Pat Minnite, III
Pat Minnite, III
Its: Manager

	By:	/s/ Jason R.Minnite
Jason R. Minnite
Its: Manager

S-4

Signature page to
1st Amendment to
Contribution and Sale Agreement

MINNITE FAMILY, LLC,
a West Virginia limited liability company,

By:	/s/ Pat Minnite, Jr.
Pat Minnite, Jr.
Its: Manager

By:	/s/ Karmyn M. Conley
Karmyn M. Conley
Its: Manager

By:	/s/ Pat Minnite, III
Pat Minnite, III
Its: Manager

By:	/s/ Jason R.Minnite
Jason R. Minnite
Its: Manager

S-5

Signature page to
1st Amendment to
Contribution and Sale Agreement

BUYER:

GMR BELPRE, LLC,
a Delaware limited liability company

By:	GLOBAL MEDICAL REIT L.P.,
a Delaware limited partnership,
its Sole Member

	By:	GLOBAL MEDICAL REIT GP, LLC,
a Delaware limited liability company,
its General Partner

		By:	GLOBAL MEDICAL REIT INC.,
a Maryland corporation,
its Sole Member

			By:	/s/ Robert Kiernan
Name: Robert Kiernan
Its: Chief Financial Officer

S-6

Schedule 1

ALLOCATION OF PURCHASE PRICE

BUILDING/PARCEL	PURCHASE PRICE

Minnite Family Property	$100,000
Belpre I	$15,400,000
Belpre II	$7,650,00
Belpre III	$9,900,000
Belpre IV	$31,150,000
Total	$64,200,000

Schedule 1